UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Furniture Brands International, Inc.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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FurnitureBrands
Dear Stockholder:
You recently received a proxy statement dated March 28, 2008 in connection with the solicitation of proxies by the Board of Directors of Furniture Brands International, Inc. (the “Company”) to be voted at the 2008 annual meeting of stockholders (the “Annual Meeting”), which will be held at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri at 10:00 a.m., and any adjournments or postponements thereof. The meeting will be held for the following purposes:
1.	to elect eight directors;

2.	to approve the Furniture Brands International, Inc. 2008 Incentive Plan;

3.	to ratify the selection of independent auditors; and

4.	to transact such other business as may properly come before the meeting.
Your Board urges you to re-elect your directors, and vote FOR each of the Company’s proposals, by voting the WHITE proxy card today, whether or not you intend to attend the meeting. As always, your vote is very important.
On April 3, 2008, Sun Capital Securities Group, LLC (together with its affiliates, the “Sun Capital Entities”) sent a letter to your Board of Directors stating that its affiliate, SCSF Equities, LLC, is nominating Alan Schwartz, Ira Kaplan and T. Scott King for election to the Company’s Board of Directors at the Annual Meeting. The Sun Capital Entities also filed with the Securities and Exchange Commission (i) a preliminary proxy statement on Schedule 14A on April 3, 2008, (ii) a revised preliminary proxy statement on Schedule 14A on April 11, 2008, and (iii) a definitive proxy statement on Schedule 14A on April 15, 2008, of its intention, among other things, to elect three of its nominees as directors. We strongly believe that the initiation by the Sun Capital Entities of a costly and disruptive proxy contest interferes with the progress our Company is making and is not in the best interests of all Furniture Brands stockholders.
Enclosed is a supplement to the Proxy Statement that provides additional information regarding the Company’s solicitation.
Your Board unanimously recommends that you support the election of our highly-qualified directors and not support the dissident’s candidates. As we have previously communicated to you, Furniture Brands is implementing and executing on a solid strategic plan to improve the Company’s performance and enhance value of all stockholders. Adding the nominees of the Sun Capital Entities will disrupt these critical efforts. We urge you to vote your shares FOR the Company’s nominees and its other proposals by voting the enclosed WHITE proxy card today.
Sincerely,
/s/ Jon D. Botsford
Jon D. Botsford
Secretary
St. Louis, Missouri, April 15, 2008

SUPPLEMENT TO THE PROXY STATEMENT OF
FURNITURE BRANDS INTERNATIONAL, INC.
DATED MARCH 28, 2008
April 15, 2008
The following information (this “Supplement”) is provided to supplement and amend the proxy statement dated March 28, 2008 (the “Proxy Statement”) of Furniture Brands International, Inc. (“Furniture Brands” or the “Company”) furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of Furniture Brands for use at the 2008 Annual Meeting of Stockholders to be held on Thursday, May 1, 2008, 10:00 a.m. Central Time, at The Ritz-Carlton, 100 Carondelet Plaza, St. Louis, Missouri (the “Annual Meeting”). The purposes of the Annual Meeting are as stated in the Notice of Annual Meeting of Stockholders, dated March 28, 2008, which accompanied the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. The Company expects to mail this Supplement on or about April 16, 2008.
Who May Vote
Only stockholders of record at the close of business on March 6, 2008 (the “Record Date”) are entitled to receive notice of and to vote during the Annual Meeting and any adjournments thereof. Each stockholder of record at the close of business on the Record Date will be entitled to cast one vote for each share of the Company’s common stock (“Common Stock”) held on the Record Date on each matter that may properly come before the meeting. On the Record Date there were 48,512,171 shares of Common Stock issued and outstanding.
Vote Required
The holders of a majority of the issued and outstanding shares of Common Stock must be present or represented at the meeting for there to be a quorum for the conduct of business. If a quorum is present and/or represented at the meeting, then the eight nominees for director who receive the highest numbers of votes of the votes cast will be elected. For these purposes, abstentions and “broker non-votes” will not be counted as voting for or against the proposal to which it relates. The affirmative vote of a majority of the outstanding shares of Common Stock having voting power present at the meeting, in person or by proxy and voting thereon, is required to approve the Furniture Brands International, Inc. 2008 Long-Term Incentive Plan (Item 2 on the WHITE proxy card), to ratify the selection of independent auditors (Item 3 on the WHITE proxy card) and to take action on such other matters as may properly come before the meeting. In addition, pursuant to New York Stock Exchange rules, the total votes cast on Item 2 must equal or exceed 50% of all shares entitled to vote on the proposal. Shares represented by proxies that are marked “abstain” with respect to these matters will be treated as votes and will have the same effect as a vote “against” the matters. Broker non-votes will not be considered as votes cast with respect to these matters and so will have no effect on the outcome, unless they result in a failure to obtain total votes cast of more than 50% of the shares entitled to vote.
Your Board urges you to re-elect your directors, and vote FOR each of the Company’s proposals, by voting the WHITE proxy card today, whether or not you intend to attend the meeting. As always, your vote is very important.
How You May Vote
For your convenience, we have enclosed an additional WHITE proxy card with this Supplement. Please note that the WHITE proxy card that accompanied the Proxy Statement previously mailed to you with the Notice of Annual Meeting remains valid. If you previously submitted a validly executed proxy card for the Annual Meeting, which proxy has not been subsequently revoked, and you were a stockholder of record as of the Record Date, your vote will be recorded as indicated on your proxy card.
You may vote in person by attending the meeting or by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed WHITE proxy card and then follow the instructions on the form. Shares represented by proxy will be voted as directed on the proxy form and, if no direction is given, will be voted as follows:
1.	FOR all the persons nominated by the Board as directors;

2.	FOR the proposal to adopt the Furniture Brands International, Inc. 2008 Incentive Plan;

3.	FOR the proposal to ratify selection of independent auditors; and

4.	In the best judgment of the persons named in the proxies on such other matters that may properly come before the meeting, including with respect to a proposal to amend the Company’s By-Laws, as described below.
If you have already delivered a properly executed proxy, you do not need to do anything unless you wish to change your vote. If you have not previously voted or if you wish to revoke or change your vote, please complete, date, sign and return the enclosed WHITE proxy card.
How You May Change Your Vote
Any proxy given by a stockholder may be revoked at any time prior to its use by execution of a later dated proxy, by a personal vote at the meeting, or by written notice to the Secretary of the Company.
You may be solicited by the Sun Capital Entities, as referred to below, in an attempt to get you to sign their proxy card. Our Proxy Statement was previously mailed to you and we urge you to review it carefully, together with this Supplement. We urge you not to sign any proxy card or other materials you may receive from the Sun Capital Entities. Only your latest dated proxy card will be counted, and any proxy card sent in for any reason could invalidate previous WHITE proxy cards sent by you to support Furniture Brand’s director nominees.
We urge you to read this Supplement carefully, together with the Proxy Statement. If you should have any questions about the Proxy Statement, this Supplement or the Annual Meeting, please do not hesitate to contact Morrow & Co., our proxy solicitor, toll-free at 1-800-607-0088.
Opposing Solicitation
On April 3, 2008, Sun Capital Securities Group, LLC (together with its affiliates, the “Sun Capital Entities”) sent a letter to your Board of Directors stating that its affiliate, SCSF Equities, LLC, is nominating Alan Schwartz, Ira Kaplan and T. Scott King for election to the Company’s Board of Directors at the Annual Meeting. The Sun Capital Entities also filed with the Securities and Exchange Commission (i) a preliminary proxy statement on Schedule 14A on April 3, 2008, (ii) a revised preliminary proxy statement on Schedule 14A on April 11, 2008, and (iii) a definitive poxy statement on Schedule 14A on April 15, 2008, of its intention:
1.	To elect to the Board of Directors of the Company (the “Board”) (a) Alan Schwartz, Ira Kaplan and T. Scott King (the “Sun Capital Nominees”), who have consented, if elected, to serve as directors, and (b) the persons nominated by the Company to serve as directors other than Katherine Button Bell, Richard B. Loynd and Albert E. Suter;

2.	To adopt a resolution to repeal any provision of the Company’s By-Laws or amendments to the Company’s By-Laws unilaterally adopted by the Board after May 6, 1998 and prior to the seating of any of the Sun Capital Nominees, if elected;

3.	To vote for the Company’s proposal to approve the Furniture Brands International, Inc. 2008 Incentive Plan;

4.	To ratify the selection of independent auditors; and

5.	To transact such other business as may properly come before the meeting.
The Sun Capital Entities have reported that, as of the Record Date, they beneficially owned an aggregate of 4,581,881 shares of Common Stock of the Company, representing approximately 9.45% of the outstanding shares of Common Stock.
You may receive an opposition proxy statement and proxy card as well as follow-up solicitation material from the Sun Capital Entities. Your Board of Directors urges you NOT to sign or return any proxy card sent to you by any

Sun Capital Entities. Your Board of Directors has determined that the election of the nominees of the Sun Capital Entities is not in the best interests of the Company at this time. For additional information on the factors considered by the Board in reaching this determination, please see the letter from the Board dated April 7, 2008, which was previously sent to all Company stockholders, and which is attached hereto as Appendix A.
Election of Directors
Your Board of Directors does not believe the nominations by the Sun Capital Entities are in your best interest and strongly urges you NOT to sign or return any proxy card sent to you by the Sun Capital Entities. If you have previously signed a proxy card sent to you by any Sun Capital Entities, you can revoke it by signing, dating and mailing the enclosed WHITE proxy card in the envelope provided.
The Board of Directors urges you to vote for “FOR” our director nominees, Katherine Button Bell, Wilbert G. Holliman, John R. Jordan, Jr., Richard B. Loynd, Bobby L. Martin, Aubrey B. Patterson, Ralph P. Scozzafava and Albert E. Suter. We are not responsible for the accuracy of any information provided by or relating to any Sun Capital Entities contained in any proxy solicitation materials filed or disseminated by the Sun Capital Entities or any other statements that they may otherwise make.
Under the Company’s By-Laws, the eight nominees for director who receive the highest numbers of votes of the votes cast will be elected to serve on the board for a one year term. Only votes cast “For” a nominee will be counted. Instructions on the accompanying WHITE proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the director election since only votes “For” a nominee will be counted.
Since the Sun Capital Entities intend to solicit proxies to elect Mr. Schwartz, Mr. Kaplan and Mr. King to the Company’s Board at the Annual Meeting, the election of directors will be a “non-discretionary” item. As a result, if your shares are held in “street name,” such as through a brokerage account, and you do not provide instructions to your broker or other nominee as to how your shares are to be voted in the election of directors, your broker or other nominee will not be able to vote your shares in the election of directors, and your shares will not be voted for any of the Company’s nominees. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted on this important matter. You should vote your shares by following the instructions provided on the enclosed WHITE proxy card and returning the WHITE proxy card to your bank, broker or other nominee to ensure that your shares are voted on your behalf.
Sun Capital Proposal to Amend the Company’s By-Laws
In its preliminary proxy statement filed with the SEC, the Sun Capital Entities stated their intention to present the following proposal to the Company’s stockholders at the Annual Meeting:
RESOLVED, that the By-Laws of the Company are hereby amended to repeal any and all amendments thereto adopted by the Board of Directors of the Company and not by the stockholders of the Company after May 6, 1998 and prior to the seating of any of Alan Schwartz, Ira Kaplan and T. Scott King on the Board, if elected.
The Company was not notified of this proposal in a timely manner in accordance with applicable federal securities laws. Accordingly, as set forth in the Proxy Statement and the WHITE proxy card, in the event that this proposal is properly presented at the Annual Meeting, the persons named as proxies on the WHITE proxy card intend to exercise their discretion to vote with respect to this proposal.
No provisions of or amendments to the Company’s By-Laws have been adopted by the Board subsequent to May 6, 1998. The Company does not plan to adopt any provisions of or amendments to the Company’s By-Laws on or prior to the Annual Meeting without the approval of the Company’s stockholders. Although this proposal may therefore appear to be of no practical effect, as presently drafted, this proposal does not apply solely to a seating of Mr. Schwartz, Mr. Kaplan or Mr. King on the Board pursuant to the vote to be taken at the 2008 Annual Meeting. Rather, as drafted, this proposal would apply to a seating on the Board by Mr. Schwartz, Mr. Kaplan or Mr. King at any point in the future. If adopted, this proposal could therefore have the potentially harmful effect of repealing any By-Law amendments adopted subsequent to the 2008 Annual Meeting in the event that any of Mr. Schwartz, Mr. Kaplan and Mr. King are seated on the Board at any point in the future. Accordingly, the persons named as proxies on the WHITE proxy card intend to exercise their discretion by voting against this proposal.
Proxy Statement Corrections
Under the heading entitled “Compensation of Board of Directors” on page 10 in “Proposal I: Election of Directors” of the Proxy Statement, the Company inadvertently stated that pursuant to the Company’s retirement plan for non-employee directors, qualifying directors will be paid in retirement for life an annual fee of $24,000, and that only Mr. Liberman will qualify for benefits under this plan. In fact, Mr. Liberman and Mr. Donald E. Lasater, a former Company director, were previously vested in the plan and each will receive in retirement for life 100% of the monthly fee for directors in effect at the time of the termination of service.
Also, in the table entitled "Termination Payments & Benefits Table A" under the heading "Benefits Payable All Termination Scenarios" on page 33 of the Proxy Statement, the Company inadvertently understated by $200,000 the amounts in the columns entitled "Termination For Cause" and "Invol Termination w/o Cause" for J. T. Foy. Accordingly, these amounts should have been $3,705,758 and $4,972,377, respectively, not $3,505,758 and $4,772,377 as stated in the Proxy Statement.
Information Concerning Participants in the Solicitation of Proxies by
Furniture Brands International, Inc.
Under SEC rules, members of the Company’s Board of Directors, director nominees, and certain officers and employees of the Company are deemed to be “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. Additionally, the following are deemed “associates” of the participants: (i) any corporation or organization in which a participant is an officer or a partner or is (directly or indirectly) the beneficial owner of 10 percent or more of any class of equity securities; (ii) any trust or estate in which a participant has a substantial beneficial interest or as to which a participant serves as a trustee or other fiduciary; and (iii) any relative or spouse, or relative of that spouse, who has the same home as a participant or is a director or officer of the Company or a subsidiary. Certain information about the persons who are deemed “participants” and their associates is provided below.
Names and Principal Occupations of Participants
The names and principal occupations of the Company’s directors and director nominees who are deemed participants in the Company’s solicitation are set forth in Proposal No. 1 under the “Election of Directors” section of the Company’s Proxy Statement. The business addresses of the Company’s directors and director nominees are set forth below.

Name	Business Address
Katherine Button Bell	Emerson Electric Co.
8000 West Florissant Avenue
P.O. Box 4100, Station 3272
St. Louis, MO 63136

Wilbert G. Holliman	Furniture Brands International, Inc.
201 South Spring Street
Suite 520
Tupelo, MS 38804-4854

John R. Jordan, Jr.	35 Portland Drive
St. Louis, MO 63131

Lee M. Liberman	20 South Central Avenue
Suite 300
St. Louis, MO 63105

Richard B. Loynd	Furniture Brands International, Inc.
505 Morris Avenue
Springfield, NJ 07081

Bobby L. Martin	30 Pinnacle Drive
Rogers, AR 72758

Aubrey B. Patterson	BancorpSouth, Inc.
P.O. Box 789
Tupelo, MS 38802

Matthew E. Rubel	3231 SE Sixth Street
Topeka, KS 66607

Ralph P. Scozzafava	101 South Hanley Road
St. Louis, MO 63105

Albert E. Suter	Emerson Electric Co.
8000 West Florissant Avenue
P.O. Box 4100
St. Louis, MO 63136
The principal occupations and business addresses of the Company’s executive officers and employees who may be deemed “participants” in the Company’s solicitation of proxies, are set forth below. The principal occupation refers to such person’s position with the Company, the principal address of which is 101 South Hanley Road, St. Louis, Missouri 63105.

Name	Principal Occupation	Business Address
Jon D. Botsford	Senior Vice President, General Counsel and Secretary	101 South Hanley Road St. Louis, Missouri 63105

Daniel R. Bradley	President of Designer Brands Group	Furniture Brands Resource Company, Inc.
400 Henredon Road
Morganton, NC 28680

Jeffrey L. Cook	President of Broyhill	Broyhill Furniture Industries, Inc.
One Broyhill Park
Lenoir, NC 28680

William G. Holliman	President of Lane	Lane Furniture Industries, Inc.
5380 Highway 145 South
Tupelo, MS 38801

Richard R. Isaak	Controller and Chief Accounting Officer	101 South Hanley Road
St. Louis, Missouri 63105

Steven G. Rolls	Senior Vice President and Chief Financial Officer	101 South Hanley Road
St. Louis, Missouri 63105

Ralph P. Scozzafava	Vice Chairman and Chief Executive Officer	101 South Hanley Road
St. Louis, Missouri 63105

Mary E. Sweetman	Senior Vice President, Human Resources	101 South Hanley Road
St. Louis, Missouri 63105

Edward D. Teplitz	President of Thomasville	Thomasville Furniture Industries, Inc.
401 East Main Street
Thomasville, NC 27360
Information Regarding Ownership of Company Securities by Participants
The number of shares of common stock beneficially owned by each director and director nominee as of April 1, 2008, is set forth in the “Officer and Non-Employee Director Stock Ownership Table” in the “Security Ownership” of the Proxy Statement (which information is unchanged from the January 31, 2008 date as of which it was provided as referenced in the Proxy Statement). Set forth below is a listing of the number of shares of Company common stock beneficially owned by each executive officer in the solicitation as of April 1, 2008. None of the Company’s directors, director nominees or executive officers own any of the Company’s securities of record which they do not own beneficially, nor do any associates of the participants own any securities of the Company beneficially or of record.

Shares of Common Stock
Name	Beneficially Owned (a)
Jon D. Botsford	24,500
Daniel R. Bradley	12,000
Jeffrey L. Cook	24,500
William G. Holliman	15,100
Richard R. Isaak	12,500
Steven G. Rolls	22,000
Ralph P. Scozzafava	85,000
Mary E. Sweetman	22,400
Edward D. Teplitz	22,000

(a)	Shares beneficially owned are as defined by SEC Rule 13d-3 which provides in part that persons are deemed the beneficial owners of securities if they have or share the power to vote or dispose of the securities or if they have the right to acquire the securities within the next 60 days. Accordingly included in shares beneficially owned are shares of Common Stock that may be purchased upon exercise of exercisable stock options within 60 days of April 1, 2008, and such shares as may be so purchased were deemed to be issued and outstanding for purposes of calculating percentages of issued and outstanding shares.
Miscellaneous Information Concerning Participants
Except as set forth below, no participant has purchased or sold Company securities within the past two years, nor engaged in any transaction with respect to personal ownership of securities of the Company other than grants of stock awards, or grants or forfeitures of restricted stock and options or warrants pursuant to the Company’s equity based compensation plans or employment agreements.

Name	Shares of Common Stock	Purchased or Sold	Date
John R. Jordan, Jr.	1,500	Purchased	November 5, 2007
Bobby L. Martin	10,000	Purchased	November 5, 2007
Bobby L. Martin	2,500	Purchased	November 6, 2007
Bobby L. Martin	10,000	Purchased	November 26, 2007
Aubrey B. Patterson	2,000	Purchased	November 9, 2007
Ralph P. Scozzafava	15,000	Purchased	November 8, 2007
Mary E. Sweetman	2,000	Purchased	November 27, 2007
Edward D. Teplitz	8,000	Purchased	November 6, 2007
No part of the purchase price or market value of any of the shares specified in the table above is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities by such participant.
Information Regarding Arrangements with Certain Participants
Except as described in the Proxy Statement or this Supplement, no participant or associate of any participant is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantee against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in the Proxy Statement or this Supplement, no participant or associate of any participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.
Except as described in the Proxy Statement or this Supplement, neither any participant, nor any of their respective associates, is either a party to any transaction or series of transactions since the beginning of fiscal year 2007, or has knowledge of any currently proposed transaction or series of proposed transactions, (1) to which the Company or any of its subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000, and (3) in which any such participant or associate of any participant had, or will have, a direct or indirect material interest.
As described in the Proxy Statement, certain of the Company’s executive officers, are parties to employment and change in control agreements with the Company. These agreements may require the Company to make or provide certain payments and benefits to the executive officers in the event of a “change in control.” The material terms of the employment and change in control agreements are described in the Company’s Proxy Statement under the headings “Employment Agreements” and “Individual Change in Control Agreements.” These change in control provisions would not be triggered solely as a result of the outcome of the vote on directors at the Annual Meeting.
Except as described in the preceding paragraph, no participant or associate of any participant has entered into any agreement or understanding with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.
Cost of Solicitation
The Company will bear the cost of the solicitation, which will consist primarily of printing, postage and handling, including the expenses of brokers, nominees and other fiduciaries in forwarding proxy materials to beneficial owners.

The Company has retained Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation from brokers, bank nominees and institutional holders for a fee of $300,000 plus out-of-pocket expenses. The Company also has agreed to indemnify Morrow & Co. against certain liabilities arising under federal securities laws. Morrow has informed the Company that it expects that approximately 40 of its employees will assist in the solicitation. In addition to sending the Proxy Statement and this Supplement, some of the Company’s directors and executive officers may contact stockholders by telephone, mail, e-mail or in person. Stockholders may also be solicited by means of press releases issued by the Company postings on its web site, www.furniturebrands.com/Investor-Info. Unless expressly indicated otherwise, information contained on the Company’s website is not part of the Proxy Statement or this Supplement. None of the Company’s officers or employees will receive any extra compensation for soliciting stockholders. The Company’s total expenses related to the solicitation (in excess of those normally spent for an annual meeting with an uncontested director election and excluding salaries and wages of the Company’s regular employees and officers), are expected to aggregate up to approximately $1,500,000, of which approximately $700,000 has been spent to date.
The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.
Important Additional Information
The Proxy Statement, this Supplement and other documents relating to the Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.furniturebrands.com under the “Investor Info” tab, or upon written request to Furniture Brands International, Inc., 101 South Hanley Road, Suite 1900, St. Louis, Missouri 63105, Attention: Corporate Secretary. In addition, copies of the Proxy Statement and this Supplement may be requested by contacting the Company’s proxy solicitor, Morrow & Co., by telephone toll free at 800-607-0088.
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this Supplement and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,” “believe,” “positioned,” “estimate,” “project,” “target,” “continue,” “intend,” “expect,” “future,” “anticipates,” and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under ``Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2007, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

Appendix A
FurnitureBrands
April 7, 2008
Dear Fellow Stockholder:
We are writing you at an important time for Furniture Brands. We are asking that you support all of your Board’s nominees that are up for election at this year’s Annual Meeting of Stockholders on May 1. In this letter, we will summarize why this vote is so important.
The Company’s transformational plan is in its early stages and is already showing progress. We now have the right management team in place to execute the turnaround strategy, have significantly strengthened our balance sheet and are delivering results in a very challenging market environment. We’re very excited about the future of Furniture Brands.
As you may know, Sun Capital, which owns substantial stakes in many of our competitors, has acquired an equity position in our Company and now is trying to run a proxy fight to put its hand-picked nominees on our Board. Sun Capital has previously indicated a verbal indication of interest in acquiring Furniture Brands in a proposal that undervalued the Company and was subject to due diligence. Sun Capital appears to be unhappy that your Board rejected this attempt to capture value that belongs to our stockholders. Simply put, Sun Capital’s agenda is not your agenda.
WE URGE YOU TO REJECT SUN CAPITAL’S AGENDA
Do not return any proxy card sent by SCSF Equities, LLC, even as a protest vote. We believe that their goal is to install directors that will serve the interests of Sun Capital and that their interests are not consistent with maximizing the value of Furniture Brands for all of our stockholders. Your Board and management team are excited about the prospects for Furniture Brands, and have actively and aggressively considered pursuing all paths for delivering maximum value to ALL of our stockholders. We urge you to reject the director candidates and agenda of Sun Capital and the funds it controls.
IMPORTANT FACTS TO KNOW
Sun’s desire to buy Furniture Brands at a price that doesn’t capture its full value – is contrary to your interests
Sun Capital has had numerous discussions with our management about how to maximize their investment in Furniture Brands. A few weeks ago, Sun stated publicly that it was making a non-binding proposal to acquire all Furniture Brands shares at “a substantial premium.” No such proposal has emerged.
In conversations with our management, Sun Capital indicated that they would be interested in acquiring the Company at a preliminary price range of $13 to $15 a share, subject to due diligence. This should be taken in context of an average share price in the 52-weeks leading up to Sun Capital’s initial indication of interest of $12.64 and a 52-week high of $17.67 for the same time period. Furthermore, this conditioned indication was never followed up with a written proposal.
We believe that Sun Capital, with ownership interests in many of our key competitors, should not obtain access to our confidential information
Another troubling issue was raised when Sun Capital demanded access to our proprietary records for its “due diligence”. Sun Capital has significant ownership positions in several furniture manufacturers and retailers that compete directly with Furniture Brands, including Berkline/Benchcraft, Lexington, Powell, Wickes, Rowe, Nationwide Warehouse, and Design Within Reach. Granting Sun Capital access to highly confidential information concerning Furniture Brands’ strategy and operations, including through having their nominees on our Board, could impair our competitive position.

We are also concerned about potential conflicts and the appearance of conflicts related to having Sun Capital’s nominees on the Board. In addition to potentially having access to sensitive information, one would expect that these directors would be less likely to fight for value if Sun Capital ultimately does submit a proposal.
Also as previously noted, Sun Capital has a number of potentially competing interests in the home furnishings industry, including some investments that are currently in bankruptcy and one entity is a creditor to the Company with an unpaid balance.
CONTRARY TO SUN CAPITAL’S ASSERTIONS, OUR BOARD HAS EXERCISED ITS FIDUCIARY DUTIES IN REVIEWING
INDICATIONS OF INTEREST
Contrary to the claims of Sun Capital, our Board, in exercising its fiduciary duties, with the assistance of its advisors, has thoroughly and carefully reviewed the indications of interest it has received. In its public filings, Sun Capital has claimed that their nominees will thoroughly investigate “all business combinations or acquisition proposals that FBN has received and failed to pursue in the past year.” In both public filings and private conversations, they raise the spectre of the existence of acquisition proposals that the Board has not reviewed. Their assertions are wrong, and they are attempting to mislead stockholders.
Understandably, any potential buyer of Furniture Brands would want to pay the lowest possible price for the Company and would want direct access to any information regarding potential buyers. This provides yet another reason why our stockholders should not put a potential buyer’s hand-picked candidates on our Board. However, it has not received any bona fide offers to buy the Company at a valuation that is compelling versus the strategic plan
WE HAVE THE RIGHT TEAM IN PLACE TO EXECUTE THE STRATEGIC PLAN AND MAXIMIZE VALUE FOR OUR
STOCKHOLDERS
Your Board and management team are executing the Company’s strategic plan, which is delivering value to our stockholders
Furniture Brands’ strategic plan, which was launched in the fall of 2007, is on track and earnings momentum is developing. The plan has four key elements:
•	Build our brand power – Leverage the collective strengths of what we believe to be the most powerful portfolio of brands in the home furnishings industry.

•	Win with customers – Sell our broad line of furniture through all sales channels, from “big box” discounters to national retailers to company-owned retail stores to designer showrooms. We will deliver the right product to the right place.

•	Deliver operational excellence – Move to an operating company model, and generate estimated annual cost savings of $40 to $50 million (savings that a potential buyer would want to capture for itself).

•	Grow and develop our people – Created a team that is committed and incentivized to deliver maximum stockholder value.
Furniture Brands has one of the strongest balance sheets in the industry
•	Furniture Brands has created one of the strongest balance sheets in the home furnishings industry. The company has strengthened the balance sheet by aggressively reducing inventories by more than $100 million, rationalizing operations and paying down debt of more than $75 million.

•	Today, cash on hand totals more than $170 million and long-term debt is $235 million. This is the most cash and least debt we’ve had at any time since 1993.
Furniture Brands continues to focus on its cost structure and other operational improvements

•	FBN Asia was launched in early 2008 to improve margins, reduce costs, and enhance delivery and quality metrics with third-party manufacturers.

•	Major actions taken during 2007 that will drive increased earnings in 2008 include closing 18 unprofitable retail stores, closing eight manufacturing plants and warehouses, and consolidating shared administrative functions across the entire brand platform.
We now have the right team in place to implement our turnaround strategy
Since January 2007, Furniture Brands has aggressively built an exceptional team of executives to execute the company’s strategic plan. The recently assembled Furniture Brands’ executive leadership team brings experience from world-class companies such as Wrigley, Monsanto, Steelcase, Procter & Gamble, Nike, General Electric, Convergys, Russell, as well as industry peers Ethan Allen, Baker and Magnussen. This team is singularly focused on executing our strategic plan for maximum stockholder value.
We agree that we should add to our Board – just not Sun Capital’s selected designees
Prior to Sun Capital’s proposed proxy contest, your Board had already engaged an independent search firm to identify candidates for the Board. We agree that we should add to our Board and are committed to discussing this important matter with our stockholders and to doing so in a timely manner. However, we do not think that having hand-picked nominees by a competitor and potential buyer sitting on our Board is in our stockholders’ best interests.
YOUR VOTE IS IMPORTANT – WE URGE YOU TO SUPPORT FURNITURE BRANDS’ PROXY
Whether or not you plan to attend our annual meeting in St. Louis on May 1, we ask you to vote the WHITE proxy card “FOR” your Board. DO NOT VOTE THE GOLD CARD.
IMPORTANT!
•	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy card.

•	Please vote each WHITE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts. We urge you NOT to sign any Gold proxy card sent to you by Sun.

•	Even if you have sent a Gold proxy card to Sun, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed WHITE proxy card in the enclosed envelope.

•	If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided today.

•	If your shares are held in the name of a brokerage firm or bank nominee, please sign, date and mail the enclosed WHITE proxy card in the postage paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.
If you have any questions on how to vote your shares,
please call our proxy solicitor:
MORROW & CO., LLC AT (800) 607-0088
On behalf of the Board of Directors,
W.G. (Mickey) Holliman Ralph P. Scozzafava
Chairman of the Board Vice Chairman of the Board and Chief Executive Officer

Important Additional Information
In connection with the 2008 Annual Meeting of Stockholders, the Company has filed a proxy statement regarding the 2008 Annual Meeting with the U.S. Securities and Exchange Commission and has mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement and other documents (when available) relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.furniturebrands.com under the “Investor Info” tab, or upon written request to Furniture Brands International, Inc., 101 South Hanley Road, Suite 1900, St. Louis, MO 63105, Attention: Corporate Secretary. In addition, copies of the Proxy Statement may be requested by contacting the Company’s proxy solicitor, Morrow & Co., by telephone toll free at 800-607-0088.
The Company and its directors, director nominees and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting.
Information regarding the interests of the directors, director nominees and executive officers of the Company in the solicitation is more specifically set forth in the definitive proxy statement that was filed by the Company with the SEC and which is available free of charge from the SEC and the Company, as indicated above.
About Furniture Brands
Furniture Brands International (NYSE: FBN) is a vertically integrated operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings. With annual sales in excess of $2 billion, it markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.
Cautionary Statement Regarding Forward-Looking Statements
Matters discussed in this document and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are often identified by the words “will,’’ “believe,’’ “positioned,’’ “estimate,’’ “project,’’ “target,’’ “continue,’’ “intend,’’ “expect,’’ “future,’’ “anticipates,’’ and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under ``Risk Factors’’ in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

ANNUAL MEETING OF STOCKHOLDERS OF FURNITURE BRANDS INTERNATIONAL, INC.
May 1, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
Please detach along perforated line and mail in the envelope provided
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
I. Election of Directors:
II. Proposal to adopt the Furniture Brands International 2008 Incentive Plan.
FOR AGAINST ABSTAIN
FOR ALL NOMINEES NOMINEES:
[ ] K. Button Bell
WITHHOLD AUTHORITY [ ] W. G. Holliman III. Proposal to ratify the selection of independent registered auditors.
FOR ALL NOMINEES [ ] J. R. Jordan, Jr. FOR AGAINST ABSTAIN
[ ] R. B. Loynd
[ ] B. L. Martin
In their discretion, upon such other matters as may properly come before the FOR ALL EXCEPT [ ] A. B. Patterson IV. meeting.
(See Instructions below) [ ] R. P. Scozzafava
[ ] A. E. Suter
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL The Board of Directors recommends a vote FOR all nominees listed under Proposal EXCEPT” and check to box next to each nominee you wish to withhold, as shown here: [x] I, and FOR Proposals II and III. —
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. —
___
Signature of Stockholder : Date: Signature of Stockholder : Date:
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

FURNITURE BRANDS INTERNATIONAL, INC.
PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints R.B. Loynd, W.G. Holliman and R.P. Scozzafava, and each of them, with power of substitution, proxy or proxies to represent the undersigned, and to vote all shares of Common Stock the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of Furniture Brands International, Inc. to be held on May 1, 2008, and at any adjournment thereof, upon the items set forth in the proxy statement for the meeting and identified below.
(Continued and to be signed on the reverse side)